UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Employers Holdings, Inc.(1)

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	04-3850065 (I.R.S. Employer Identification No.)
9790 Gateway Drive Reno, Nevada (Address of principal executive offices)	89521 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [    ]

Securities Act registration statement file number to which this form relates: 333-139092

Securities to be registered pursuant to Section 12(g) of the Act: None.

(1)	Employers Holdings, Inc. is the name that EIG Mutual Holding Company, a Nevada mutual insurance holding company, will adopt upon consummation of its conversion to a stock corporation. This conversion and name change will occur immediately prior to the closing of the offering of common stock described in this registration statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock, $0.01 par value per share, to be registered hereunder is contained in the section entitled ‘‘Description of Capital Stock’’ in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-139092, as amended, which was initially filed with the Securities and Exchange Commission on December 4, 2006 (including any subsequent amendments thereto, the ‘‘Registration Statement’’), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.            Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMPLOYERS HOLDINGS, INC.

Date: January 3, 2007

By:  /s/ Lenard T. Ormsby
        Name: Lenard T. Ormsby
        Title:   Executive Vice President, Chief Legal Officer and General Counsel